UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010
Commission file number 001-33606

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 6, 2010, Validus Holdings, Ltd. (“Validus”) issued a press release reporting its earnings for the three months ended March 31, 2010 (the “Press Release”). A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events
     In the Section of the Press Release entitled “Self-Tender Offer”, Validus also announced that it intends to commence a modified “Dutch auction” tender offer for up to an aggregate amount of $300 million of its common shares at a price of not less than $24.00 per common share and not more than $27.50 per common share in cash, without interest (the “Tender Offer”). A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information contained under the heading “Self-Tender Offer” is incorporated herein by reference. No other information contained in the Press Release shall be deemed to be incorporated by reference in this Item 8.01.
     On May 6, 2010, Validus also issued a press release separately announcing the Tender Offer. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated May 6, 2010 announcing the earnings of Validus Holdings, Ltd. for the three months ended March 31, 2010.

99.2	Press Release (“Validus Holdings, Ltd. Announces Modified Dutch Auction Tender offer for $300 million Validus Common Shares”) dated May 6, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2010

VALIDUS HOLDINGS, LTD. (Registrant)

By: Name:	/s/ Joseph E. (Jeff) Consolino Joseph E. (Jeff) Consolino
Title:	Executive Vice President & Chief Financial Officer